EXHIBIT 23



INDEPENDENT AUDITORS' CONSENT

Denbury Resources Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-1006, 333-27995, 333-55999, 333-70485, 333-39172, 333-39218 and 333-63198 on
Forms S-8, Registrations Statement No. 333-72106-01 on Form S-4, and Registration Statement No. 333-57382 on Form S-3 of Denbury Resources Inc. of our report dated February 25, 2002, appearing in this Annual Report on Form 10-K of Denbury Resources Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

Dallas, Texas
March 20, 2002




























                                    EX 23 - 1